Exhibit 99.1
tollgrade is everywhere your broadband network needs to be. TM
Tollgrade Communications, Inc. 2006 Annual Report

OUR MISSION
We help the world communicate reliably by providing unparalleled voice, video and data testing solutions that enable our customers to improve quality, reduce costs and deploy new services in a rapidly changing communications market.
On the cover

The global map depicts the broad expanse of Tollgrade’s current deployment of network test solutions for telecom and cable operators. Currently, we help to manage the test process for more than 300 million access lines. This embedded base of Tollgrade test equipment represents an opportunity to upgrade the deployed systems with new IP services testing capabilities.

2006 Financial Summary
2006 revenue of $65.4 million declined by less than two percent compared to 2005. The company posted a GAAP loss of 14 cents for the year, due to a restructuring program that was initiated in 2006. What the numbers do not show is the progress made replacing revenue lost through declining sales of legacy products and large projects that did not repeat in 2006.

* Reconciliation to GAAP — Year Ended December 31, 2005 (unaudited)

in thousands, except per share amount

	Gross	Gross Profit	Operating	Operating	Net	Diluted
	Profit	Percentage	Expense	Income	Income	EPS

2005 GAAP Reported Results	$34,682	52.3%	$31,222	$3,460	$3,518	$0.27
Acquired software write-down	424	0.6%		424	310	0.02
Retirement expense			(775)	775	566	0.04

2005 Non-GAAP Results	$35,106	52.9%	$30,447	$4,659	$4,394	$0.33

** Reconciliation to GAAP — Year Ended December 31, 2006 (unaudited)

in thousands, except per share amount

	Gross	Gross Profit	Operating	Operating	Net	Diluted
	Profit	Percentage	Expense	(Loss) Income	(Loss) Income	EPS

2006 GAAP Reported Results	$27,847	42.6%	$33,649	$(5,802)	$(1,834)	$(0.14)
Inventory write-down	4,308	6.6%		4,308	2,593	0.20
Restructuring expense			(1,840)	1,840	1,108	0.08

2006 Non-GAAP Results	$32,155	49.2%	$31,809	$346	$1,867	$0.14

Mark B.Peterson,President and CEO, holding Tollgrade’s newest product development, the DigiTest ®ICE™, a cost-effective solution for remote sites delivering telecom Triple Play services.
2006 was a year of consolidation, restructuring and better clarity for many players and suppliers in the telecom and cable sectors. As a leading test and measurement supplier to the broadband industry, Tollgrade responded to these changing market conditions by restructuring parts of our own business, reducing cost structure and more fully integrating our own telecom and cable expertise to strengthen our market position. As a result, today we are leaner, stronger at the core, and more nimble and focused on the test and measurement technologies that will meet the challenges of a growing triple play broadband marketplace.
ATransforming Market
Competition between cable and telephone companies intensified even more in 2006 as telephone companies reaffirmed their objective to offer video, and cable companies accelerated their efforts to offer voice. The market generally accepts that most consumers and businesses will purchase their service bundles from a single provider, as IP technology enables individual carriers to offer a variety of multi-media services. Hence, the race is on to see who can provide the most bandwidth with the most value-added services at the lowest price point.
At Tollgrade, we continue to believe that we are well-positioned to help both industries achieve their missions by providing technology that will help them most efficiently provision and maintain these new networks and services. However, as a centralized network assurance provider, one of our biggest near-term challenges is waiting for these new networks and services to be available and adopted widely enough for our customers to justify investing in the automation that our technology can provide.

“Tollgrade is the test and measurement supplier that is uniquely positioned in the customer’s broadband access network. Our presence in the access network, or “last mile” is important because that is where most of the faults in service occur. From this critical vantage point in the network, using the technology we have developed, we can help carriers reduce operating expenses by detecting and reporting network troubles, effectively reducing or eliminating costly service calls or truck rolls.”
In some cases, this intensified competition has led our customers to become bigger and stronger through consolidation, as evidenced by the merger of AT&T and BellSouth, and Comcast’s and Time Warner’s acquisition of Adelphia. While we are still determining the aspects of the impact of these consolidations on our business, we take comfort in the fact that we currently serve all of these customers with critical technology that can be enhanced to serve their new needs.
According to the Telecommunications Industry Association, last year, the U.S. telecom market’s growth rate was higher than it has been in the previous six years. We believe this demonstrates that consolidation and competition are stimulating customer spending and creating opportunities for growth.
However, the adoption of new products in North America is complicated by the fact that leading telecom and cable companies are so well-established in their respective core markets, that it is hard for either one to penetrate the other’s market. Building new networks and introducing new services that attack a strong incumbent’s market position is a difficult proposition that is further clouded by the strategic implications of rapidly changing technology.
For Tollgrade, the near-term opportunity for growth in the international market may be better than it is in a more mature North American market. In part, through our acquisition of Emerson test system products, our international business expanded to 27% of total 2006 revenue.
Adding the Emerson product lines to our portfolio also gives us access to an additional 40 million lines of embedded base. Many of the incumbencies that we acquired are undergoing similar network transitions, although the competitive and regulatory conditions in each country differ enough to make each opportunity somewhat unique. These additional lines bring our estimated global embedded base to

Strategy ’07

Tollgrade’s strategy in 2007 is a continuation of what we began a year ago to strengthen the fundamentals in our core business. We intend to emphasize the following elements of this strategy this year:

1 We will protect our network assurance leadership position by delivering low-cost, high performance access network testing products to the service provider market, and in some cases to meet specific customer project requirements. This will include seeking to enhance our position further by measuring and improving customer service.

2 We plan to leverage our recently expanded global market share to maximize our ability to win tenders for testing new IP services, especially with existing customers.

3 We will expand our reach into new markets by economically exploring, prototyping and testing new applications for our core technology and know-how.

4 We will continue to drive costs out of our products through innovative redesigns and lower cost manufacturing. This will include striving to ensure our R&D investment is correlated with changes in technology and the new market opportunities these changes can bring.

300 million lines, and we view each line as an opportunity to upgrade deployed systems with new IP services testing capability. In fact, in some cases we benefit from line loss, as incumbents change their focus from POTS testing to DSL and IP services testing on the fewer remaining lines being converted to higher broadband capacity.
As we look across both our telecom and cable customer base, we see that we are in the unique position of being able to serve both industries and in many cases are able to port technology between applications, meaning that we can serve both our customers without doubling our cost in doing so. New global standards also mean that in many instances we can transport technologies between markets without having to perform expensive redesigns.
Finally, we are seeing opportunities to expand our expertise in centralized network assurance to adjacent industries where network testing and monitoring have not traditionally been needed. The power utility industry is one example where more efficient management of networks can help solve the problems of demand outstripping supply, the susceptibility of these networks to terrorism and catastrophic failure, and the global focus on consuming less fuel and creating fewer environmental side effects. We are exploring certain opportunities in these markets in a measured and cautious way so that we can seek further diversification in our products and applied skills without losing focus on our core markets and mission.

How We Fared in 2006
From a numbers standpoint, we did not perform as well as we planned in 2006, but we took important steps to establish a healthier core business for the year ahead. Last year, our revenue of $65.4 million declined by less than two percent compared to 2005 while we posted a GAAP loss of 14 cents for the year, due to a restructuring program that was initiated in 2006. The numbers, however, do not show the progress we made to replace revenue lost through declining sales of legacy products and the completion in 2005 of large projects that did not repeat in 2006.
Competitive project selections that occurred in late 2006 indicate that our restructuring, acquisition, and organizational refocus have been effective. These moves have improved our prospects with customers and given us a stronger ability to enhance our bottom line performance. For example, the N(x)Test™ product line acquired from Emerson was deployed in several large international projects last year and contributed nearly 10% of our total 2006 revenue, offsetting declining sales in some of our legacy products in North America. These projects were in places like Eastern Europe and Asia, where we had no prior presence, extending our testing and monitoring systems to every continent except Antarctica.
Other key highlights include:
•   A restructuring of our business that will generate an estimated $3.3 million in annual cost savings derived from the consolidation of our Cheswick, PA and Sarasota, FL cable operations and our R&D resources across our cable and telecom product offerings. Just recently, we also successfully relocated our Bridgewater, NJ operation to a newer, yet less expensive nearby office complex.

•   Our first domestic cable MSO-wide sale of our Cheetah™ VoIP testing technology. Tollgrade’s long history in voice service assurance gives us unique experience that we hope to leverage in the VoIP-focused cable market.
• Significant progress developing our new low-cost next generation IP test probe, DigiTest® ICE™, which will enable feature-rich testability of low line count distribution points for the IP services-focused telecom carriers. DigiTest ICE is one of our key product marketing initiatives for 2007 and the basis for some of our recent competitive project selections. These early wins are part of an active RFP funnel that includes a mix of global service providers building new networks or introducing new services on existing networks.
•   Successfully negotiating an unprecedented five-year software maintenance agreement with one of North America’s largest domestic telecom operators, demonstrating that line loss has not diminished this carrier’s view of the importance and longevity of LoopCare™. In fact, we began 2007 with all our major software maintenance agreements in place, including another multi-year agreement recently signed by another large domestic telecom operator. Only one large domestic telecom carrier’s maintenance agreement will need to be renewed at the end of 2007.
Our Distinguishing Difference
Tollgrade is the test and measurement supplier that is uniquely positioned in the customer’s broadband access network. We estimate that almost three quarters of the phone or cable lines in the United States is supported by Tollgrade technology. Our presence in the access network is important for two reasons. First, the access network, or “last mile,” continues to be one of a service provider’s most significant assets. It is the path through which all service providers must travel to deliver their network and customer service to the end customer. It is also practically impossible for a service provider’s competitors to reproduce, creating a barrier to entry. Second, our studies show that the access network is where most of the faults in service will occur. Because our technology resides there and we can most closely emulate the customer experience, we have a potentially unique and powerful value proposition for our customers. From this critical vantage point in the network, using the technology we have developed, we can help carriers reduce operating expenses by detecting and reporting network troubles, effectively reducing or eliminating costly service calls or truck rolls.
In most cases, our new technology leverages our existing technology in the customer’s access network making our solution an “upgrade” rather than an “overhaul.”

Tollgrade network assurance products represented below, left to right: MCU® Channel Unit, LoopCare Test OSS software, DigiTest DMU+, DigiTest HUB™, DigiTest EDGE®, Cheetah DOCSIS®-based Transponders, CheetahXD™ software, N(x)Test system and DigiTest ICE.
Highly-Focused Growth
During the past year we have positioned our company for growth. The transformation of the telecom and cable industries and their quest to make network infrastructure a defining difference for themselves and their subscribers also becomes an opportunity for suppliers like Tollgrade. To take advantage of this opportunity, we have repositioned our resources, refined our product road map, and expanded our international market. Being poised for highly-focused growth in a dynamic market simply means that we know where the opportunities exist and we’re working diligently to address them through the introduction of our newest test and monitoring technologies.
Today, we are better positioned for growth than we have been in recent years, and there is much positive activity taking place in our traditional and new markets. All of us at Tollgrade are focused on winning our share of opportunities to remain the leader in centralized access network testing and monitoring.
On behalf of our Board of Directors and employees, we appreciate your support and confidence in Tollgrade.
Sincerely,

Mark B. Peterson
President and CEO
April, 2007

Board of Directors
JAMES J. BARNES
Partner and Attorney at Law, Reed Smith LLP
DANIEL P. BARRY
Chairman and Private Investor
DAVID S. EGAN
Chief Marketing Officer, Reed Smith LLP
RICHARD H. HEIBEL, M.D.
Chief and Professor of Internal Medicine, Lake
Erie College of Osteopathic Medicine of
Bradenton
ROBERT W. KAMPMEINERT
Chairman, Executive Vice President, Janney
Montgomery Scott LLC
BRIAN C. MULLINS
Retired Chief Financial Officer, Senior Vice
President and Treasurer, SCA North America
(Packaging Division), formerly Tuscarora
Incorporated
MARK B. PETERSON
President and Chief Executive Officer,
Tollgrade Communications, Inc.
Executive Officers
SARA M. ANTOL
General Counsel and Corporate Secretary
CAROL M. FRANKLIN
Vice President, Research and Development
SAMUEL C. KNOCH
Chief Financial Officer and Treasurer
JOSEPH G. O’BRIEN
Vice President, Human Resources
MARK B. PETERSON
President and Chief Executive Officer
GREGORY L. QUIGGLE
Vice President, Marketing
MATTHEW J. ROSGONE
Vice President, Operations
GAIL M. WALSH
Vice President, Global Sales
® Tollgrade, DigiTest, EDGE and MCU are registered trademarks of Tollgrade Communications, Inc.
TM “Network Assurance Simplified,”“Tollgrade is everywhere your broadband network needs to be.,” LoopCare, HUB, ICE,
N(x)Test, Cheetah and CheetahXD are trademarks of Tollgrade Communications, Inc.
All other trademarks are the property of their respective owners.
© 2007 Tollgrade Communications, Inc. All rights reserved.

Shareholder Return Performance Graph
The line graph below compares percentage changes in the cumulative total return on the Company’s Common Stock against the cumulative total return of the Standard & Poor’s Composite 500 Stock Index and the Nasdaq Telecommunications Index (measured in accordance with the rules of the SEC for the period commencing January 1, 2001 and ending December 31, 2006). The calculation of total cumulative return assumes a $100 investment on January 1, 2001 in the Company’s Common Stock, the Standard & Poor’s Composite 500 and the Nasdaq Telecommunications Index and assumes the reinvestment of dividends. The stock price performance below is not necessarily indicative of future stock performance.
Shareholder Information
Shareholders Annual Meeting
Tollgrade’s Annual Meeting of Shareholders will be held at 3:00 p.m. on Wednesday, May 16, 2007, at The Syria Shrine Center, 1877 Shriners Way, Cheswick, PA 15024. Notice of the meeting and proxy materials were included with this Annual Report.
Transfer Agent and Shareholder Inquiries
The Company’s transfer agent is Mellon Investor Services, LLC Inquiries concerning transfer requirements, lost certificates and change of address should be directed to:
Mellon Investor Services, LLC
P.O. Box 3338
South Hackensack, NJ 07606-1936
1-800-756-3353
TDD for Hearing Impaired: 1-800-231-5469
Foreign Shareholders: 1-201-680-6578
TDD Foreign Shareholders: 1-201-680-6610
www.melloninvestor.com/isd
All other inquiries should be directed to:
Tollgrade Communications, Inc.
Investor Relations Department
493 Nixon Road
Cheswick, PA 15024
1-800-878-3399 / www.tollgrade.com.
Form 10-K
A copy of the Tollgrade Communications, Inc. Form 10-K for 2006, which has been filed with the Securities and Exchange Commission, is included as part of this Annual Report. A copy is also available without attachments at no charge upon written request and is also available at www.tollgrade.com. Inquiries should be directed to the Investor Relations Department.
Independent Registered Public Accounting Firm
PricewaterhouseCoopers LLP, Pittsburgh, Pennsylvania.
Stock Market Listing
Tollgrade Communications, Inc. is listed with The NASDAQ Stock Market LLC on the NASDAQ Global Select Market Composite. Symbol: TLGD.
Corporate Headquarters:
493 Nixon Road, Cheswick, PA15024
1-800-878-3399
www.tollgrade.com